PARTICIPATION AGREEMENT

Among

FIDELITY ADVISOR ANNUITY FUND,

FIDELITY DISTRIBUTORS CORPORATION

and

NATIONWIDE LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of the 22nd day of November, 1994 by and among NATIONWIDE LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Ohio corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the FIDELITY ADVISOR ANNUITY FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Fun is divided into several series of shares, each referred to herein as a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets (a list of the Portfolios of the Fund to which this Agreement applies is included in Schedule C hereto, as may be amended from time to time); and

WHEREAS, an affiliate of the Fund has obtained an order from the Securities and Exchange Commission, dated September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extend necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and a registration statement has been filed with the SEC so that its shares will be registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, Fidelity Management & Research Company (the "advisor") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, the Company has registered or will register certain variable life insurance and/or variable annuity contracts under the 1933 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to see such shares to unit investment trusts such as each Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I.  Sales of Fund Shares

1.1           The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund.  For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Boston time on the next following Business Day.  "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.           The Fund agrees to make it shares available indefinitely for purchases at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading.  Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.           The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts.  No shares of any Portfolio will be sold to the general public.

1.4.           The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

1.5.           The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.  Proceeds of any net redemption are normally wired to the Company on the Business Day immediately following receipt of the redemption order.

1.6.           The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.  The Company agrees that all net amounts available under the variable annuity contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account.

1.7.           The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.  Payments shall be in federal funds transmitted by wire.  For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8.           Issuance and transfer of the Fund’s shares will be by book entry only.  Stock certificates will not be issued to the Company or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9.           The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares.  The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio.  The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.  The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10.                      The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

ARTICLE II.  Representations and Warranties

2.1.           The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sole in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 3907.15 of the Oho Revised Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2.           The Fund represents and warrants that Fund shares sole pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Ohio and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3.           The Fund represents that it will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4.           The Company represents that the Contracts are currently treated as life insurance or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5.           The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future.  The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses.  To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6.           The Fund makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws and regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Ohio and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Ohio to the extent required to perform this Agreement.

2.7.           The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.  The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Ohio and all applicable state and federal securities laws, including without limitations the 1933 Act, the 1934 Act, and the 1940 Act.

2.8.           The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9.           The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund and compliance in all material respects with the laws of the State of Ohio and any applicable state and federal securities laws.

2.10.                      The Fund and Underwriter represent and warrant that all of their directors, officers,  employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11.                      The Company represents and warrants that all of the person affiliated with it who are described in Rule 17g-(1) under the 1940 Act are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less $5 million.  The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

2.12.                      The Fund and the Underwriter represent that they will own and control all the pertinent records pertaining to their performance of services under this Agreement.

ARTICLE III.  Prospectuses and Proxy Statements: Voting

3.1.           The prospectus for the Fund shall be printed in a document containing the prospectuses for both the Fund and the Contracts.  The Company shall bear its proportionate of the expense of typesetting and printing the combined document, based upon a comparison of the number of pages in the Fund’s prospectus and the number of pages in the prospectus for the Contracts.  The remaining share of the expense shall be borne by the Fund or the Underwriter.  Printing shall be done by an affiliate of the Fund.

3.2           The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter (or in the Fund’s discretion, the Prospectus shall state that such Statement is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

3.3.           The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners, except that if the proxy results solely form an action taken by Company, then said expense shall be an expense of the Company.

3.4.           If and to the extent required by law the Company shall:
(i)           solicit voting instructions from Contract owners;
(ii)          vote the Fund shares in accordance with instructions received fromContract owners; and
(iii)	vote Fund shares for which no instructions have been received in the same proportions as Fund shares of such portfolio for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.  Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

3.5.           The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

4.1.           The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is names, at least fifteen Business Days prior to its use.  No such material shall be sued if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.2.           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3.           The Fund, Underwriter, or its designee shall furnish or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is names at least fifteen Business Days prior to its use.  No such material shall be sued if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.4.           The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.           The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exceptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or any other regulatory authorities.

4.6           The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7           For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.  Fees and Expenses

5.1.           The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.  No such payments shall be made directly by the Fund.  Currently, no such payments are contemplated.

5.2.           All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund.  The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.  The Fund shall bear the expenses for (1) the cost of registration and qualification of the Fund’s shares, (b) preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, (c) its proportionate share of setting the prospectus in type and printing the prospectus, (d) setting in type, printing and distributing the proxy materials and reports to contract owners (including the costs of printing a prospectus that constitutes an annual report), except for the costs of distributing proxy materials and annual or semi-annual reports required to be distributed solely because of the existence of a proxy solicitation, if such costs result solely form an action taken by the Company (in which such expenses shall be paid for by the Company), (e) the preparation of all statements and notices required by any federal or state law, and (f) all taxes on the issuance or transfer of the Fund’s shares.

ARTICLE VI.  Diversification

6.1.           The Fund will at all times invest money from the Contracts in such a manner so as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder.  Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.  In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Regulation 817-5.

ARTICLE VII.  Potential Conflicts

7.1.           The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners.  The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.           The Company will report any potential or existing conflicts of which it is aware to the Board.  The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3.           If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up and including:  (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation would be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contact owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4.           If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extend required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six-month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.5.           If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that is has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6.           For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by the vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.  In the event the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement with six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7.           If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

8.1.           Indemnification By The Company

8.1(a).  The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collective, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)
arise out of any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Section 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fun, whichever is applicable.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d).  The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2           Indemnification by the Underwriter

8.2(a).  The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collective, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, a common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund  (or any amendment or supplement to any of the foregoing), or arise out of or are based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)
arise out of any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

8.2(c).  The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Underwriter shall be entitled to participate, at its own expense, in the defense of such action.  The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d).  The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3.           Indemnification By the Fund

8.3(a).   The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collective, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result form the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b).  The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as much as arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

8.3(c).  The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d).   The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directions in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law

9.1           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2           This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Exclusivity: Initial Term and Termination

10.1.                      This Agreement shall continue in full force and effect after the initial term until the first to occur of:

(a)
termination by any party for any reason by six months’ advance written notice delivered to the other parties, but no notice may be given under this subparagraph (a) earlier than two years following the effective date of this Agreement; or

(b)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)
termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)
termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

10.2.                      Effect of Termination.  Notwithstanding any termination of this Agreement, the  Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.                      The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, (ii) as required by state and /or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) in accordance with a substitution order issued by the SEC.  The Company agrees to use its best efforts to seek such a substitution order with respect to any Portfolio or Portfolios upon the request of the Fund or the Underwriter if by December 31, 1996 said Portfolio or Portfolios shall contain less than $100 million in total net assets.  Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

ARTICLE XI.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
82 Devonshire Street
Boston, Massachusetts  02109
Attention:  Treasurer

If to the Company:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio  43216
Attention:  Brad Cook

If to the Underwriter:
82 Devonshire Street
Boston, Massachusetts 02109
Attention:  Treasurer

ARTICLE XII.  Miscellaneous

12.1.                      All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2.                      Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such a time as it may come into the public domain without the express written consent of the affected party.

12.3.                      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.                      This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.                      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6                       Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement with such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.  The Fund agrees that the Company shall have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement to the requirements of the California Insurance Department.

12.7.                      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.                      This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

12.9.                      The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP")), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company’s quarterly statements (statutory and GAAP), as soon as practical and in any event within 45 days after the end of each quarterly period;

(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

NATIONWIDE LIFE INSURANCE COMPANY

By:           __________________________________

Name:     _____Joseph F. Ciminero______________

Title:       Vice President – Financial Operations

FIDELITY ADVISOR ANNUITY FUND

By:           __________________________________

Name:     _____[J. Gary Burkhead]______________

Title:      [Senior V. P.]

FIDELITY DISTRIBUTORS CORPORATION

By:           ______________________________

Name:     _____[Kurt A. Lange]____________

Title:      President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and                                                                                     Contracts Funded
Date Established by Board of Directors                                                                                                By Separate Account

Nationwide Variable Account 7                                                                                     1293-3A
(July 22, 1994)                                                                           1293-36

SCHEDULE B
PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company.  The defined terms herein shall have the meanings assigned to the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1.
The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures.  At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates.  This will be done orally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date.  Allowance should be made for account adjustments made after this date that could affect the status of the Customer’s accounts as of the Record date.

Note:  The number of proxy statements is determined by the activities described in Step #2.  The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

3.
The Fund’s Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers’ receipt of a proxy statement.  Underwriter will provide at least one copy of the last Annual Report to the Company.

4.
The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund.  The Company, at its expense, shall produce and personalize the Voting Instruction Cards.  The Legal Department of the Underwriter or its affiliate ("Fidelity Legal") must approve the Card before it is printed.  Allow approximately 204 business days for printing information on the Cards.  Information commonly found on the Cards includes:

a.	name (legal names as found on account registration)
b.	address
c.	Fund or account number
d.	coding to state number of units
e.	individual Card number for use in tracking and verification votes (already on Cards as printed by the Fund)
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5.
During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document).  Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are proved and paid for by the Insurance Company).  Contents of envelope sent to Customers by Company will include:

a.	Voting Instruction Card(s)
b.	one proxy notice and statement (one document)
c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
d.
"urge buckslip" – optional, but recommended.  (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important.  One copy will be supplied by the Fund.)

e.	cover letter – optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6.
The above contents should be received by the Company approximately 305 business days before mail date.  Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness.  Copy of this approval sent to Fidelity Legal.

7.	Package mailed by the Company.
*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner.  (A 5-week period is recommended.)  Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8.
Collection and tabulation of Cards begins.  Tabulation usually takes place in another department or another vendor depending on process used.  An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has been required by Fidelity in the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, If the account registration is under "Bertram C. Jones, Trustee", then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope.  The mutilated or illegible Card is disregarded and considered to be not received for the purposes of vote tabulation.  Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified", i.e., examined as to why they did not complete the system.  Any questions on those Cards are usually remedied individually.

11.
There are various control procedures used to insure proper tabulation of votes and accuracy of that tabulation.  The most prevalent is to sort the Carts as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated.  If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur.  This may entail a recount.

12.
The actual tabulation of votes is done in units which is then converted to shares.  (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.)  Fidelity Legal must review and approve tabulation format.

13.
Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time.  Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote.  Fidelity Legal will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers.  In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off" may be done orally, but must always be followed up in writing.

SCHEDULE C

Fidelity Advisor Annuity Overseas Fund
Fidelity Advisor Annuity Growth Opportunities Fund
Fidelity Advisor Annuity Income & Growth Fund
Fidelity Advisor Annuity Government Investment Fund
Fidelity Advisor Annuity High Yield Fund
Fidelity Advisor Annuity Money Market Fund

AMENDMENT No. 1 TO PARTICIPATION AGREEMENT AMONG

VARIABLE INSURANCE PRODUCTS FUND

FIDELITY DISTRIBUTORS CORPORATION

and

FINANCIAL HORIZONS LIFE INSURANCE COMPANY

WHEREAS, FINANCIAL HORIZONS LIFE INSURANCE COMPANY (the “Company”), VARIABLE INSURANCE PRODUCTS FUND (the “Fund”) and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the “Agreement”) containing certain arrangements concerning prospectus costs; and

WHEREAS, the Trustees of the Fund have approved certain changes to the expense structure of the Fund; and

NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following arrangement in place of any inconsistent language in the Participation Agreement, wherever found:

1.           The Fund will provide to the Company each year, at the Fund’s cost, such number of prospectuses and Statements of Additional Information as are actually distributed to the Company’s then-existing variable life and/or variable annuity contractor owners.

2.           If the Company takes camera-ready film or computer diskettes containing the Fund’s prospectus and/or Statement of Additional Information in lieu of receiving hard copies of these documents, the Fund will reimburse the Company in an amount computed as follows.  The number of prospectuses and Statements of Additional Information actually distributed to existing contract owners by the Company will be multiplied by the Fund’s actual per-unit cost of printing the documents.

3.           The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund in order to verify that the prospectuses and Statements of Additional Information provided to the Company, or the reimbursement made to the Company, are or have been used only for the purposes set forth hereinabove.

IN WITNESS WHEREOF we have set our hand as of the 15th day of December, 1994.

FINANCIAL HORIZONS LIFE INSURANCE COMPANY

By:           ______________________________

Name:      _Mark Folk_____________________

Title:                      Vice President & Treasurer

VARIABLE INSURANCE PRODUCTS FUND                                                                          FIDELITY DISTRIBUTORS CORPORATION

By:           ______________________________                                                                    By:           ______________________________

Name:      _J. Gary Burkhead_______________                                                                       Name:     ___Kurt A. Lange________________

Title:        Senior Vice President                                                                                                     Title:      President

Amendment No. 2 to Participation Agreement

Among

Variable Insurance Products Fund
Fidelity Distributors Corporation

and

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company

This AMENDMENT No. 2, made and entered into as of June 1, 1996 amends the AGREEMENT made and entered into as of November 22, 1994 and among the COMPANY, the FUND, and the UNDERWRITER.  The parties now wish to amend the agreement as follows:

All references to the “Company” shall refer to Nationwide Life Insurance Company, a mutual corporation and Nationwide Life and Annuity Insurance Company formerly known as “Financial Horizons Life Insurance Company”).  All references to “Company contained herein shall be deemed to be references to each such company, severally and not jointly.

SCHEDULE A of the agreement currently lists the name of each Company separate account and the contracts funded by the separate account that are within the scope of the agreement.  SCHEDULE C contains a list of funds within the scope of the agreement.  Schedule A is now modified and updated to contain the following items in addition to the current information: the list of Fund portfolios the agreement pertains to, and the effective date the portfolios where made available in the separate accounts.  Schedule C is hereby deleted.

Company:
NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE
LIFE AND ANNUITY COMPANY
By:           _______________________________________
Name:      ____Robert O. Cline_______________________
Title:        Assoc. VP-Financial Operations

Fund:
VARIABLE INSURANCE PRODUCTS FUND
By:           ________________________________________
Name:     ______[J. Gary Burkhead]___________________
Title:       [Senior Vice President]

Underwriter:
FIDELITY DISTRIBUTORS CORPORATION
By:           ________________________________________
Name:      ____[Neal Litrack]________________________
Title:        [President]

Schedule A
Accounts, Contracts and Portfolios

Variable Account(s) and Est. Date	Contract(s)	Fund(s)	Effective Date
Nationwide Variable Account 7	• 1293-3A • 1293-36
•  Fidelity Advisor
Annuity
Overseas Fund
•  Fidelity Advisor
Annuity Growth
Opportunities
Fund
•  Fidelity Advisor
Annuity Income
& Growth Fund
•  Fidelity Advisor
Annuity
      Government
      Investment Fun
•  Fidelity Advisor
Annuity High
Yield Fund
•  Fidelity Advisor
Annuity Money
      Market Fund
11/22/94
Nationwide VA Separate Account A	• Eagle Choice Variable Annuity	• Equity-Income Portfolio • Overseas Portfolio	6/1/96
Nationwide Separate Account 8	• Eagle Choice Classic Variable Annuity • Eagle Choice Gold Variable Annuity	• Equity-Income Portfolio • Overseas Portfolio	6/1/96

Amendment No. 3 To Participation Agreement
Among
Variable Insurance Products Fund III
(formerly Fidelity Advisor Annuity Fund)
Fidelity Distributors Corporation
and
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company

This Third Amendment, Among Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (“Company”) and Variable Insurance Products Fund III (“Fund”) and Fidelity Distributors Corporation (“Underwriter”), executed this 7th day of April, 1997, hereby amends that certain Participation Agreement (“Agreement”) by and among the Company and the Fund’s Predecessor, Fidelity advisor Annuity Fund, entered into on November 22, 1994.

RECITALS

WHEREAS, the Company, Fund, and Underwriter entered into an Agreement on November 22, 1994, which defined the rights and obligations of the parties; and

WHEREAS, the Company, Fund, and Underwriter amended said Agreement on the 15th of December, 1994, by Amendment No. 1 and again on the 1st of June, 1996, by Amendment No. 2 and

WHEREAS, now the parties desire to modify the Agreement:

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties do agree as follows:

1.           This Agreement shall be effective on April 7, 1997.

2.	Effective December 30, 1996, all references to Fidelity Advisor Fund in this Agreement shall mean Fidelity Variable Insurance Products Fund III (“VIP III”).

3.	Additionally, effective 1/20/97, the following fund was included in Fidelity Advisor Variable Account.
(I)	Growth and Income Portfolio

4.	Schedule A, of the Agreement is amended to contain the current list of separate accounts and the contracts funded by the separate accounts that are within the scope of the Agreement.

In Witness WHEREOF, the parties have executed this Amendment No. 3 to the Participation Agreement on the date first written above.

Company:
NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:           _______________________________________
Name:      ____Robert O. Cline_____________________
Title:        Associate Vice President-Financial Operations

Fund:
VARIABLE INSURANCE PRODUCTS FUND III

By:           _______________________________________
Name:      _______________________________________
Title:       _______________________________________

Underwriter:
FIDELITY DISTRIBUTORS CORPORATION

By:           _______________________________________
Name:      _______________________________________
Title:        _______________________________________

Schedule A
Accounts, Contracts and Portfolios

Variable Account(s)	Contract(s)	Fund(s)	Effective Date
Nationwide Fidelity Advisor Variable Account	• 1293-3A • 1293-36
•  Fidelity VIP Fund III, Overseas Portfolio
•  Fidelity VIP Fund III Growth Opportunities Portfolio
•  Fidelity VIP Fund III, Balanced Portfolio
•  Fidelity VIP Fund III, Government Investment Portfolio
•  Fidelity VIP Fund, III, Annuity High Yield Portfolio
•  Fidelity VIP Fund III, Money Market Portfolio
11/22/94
Nationwide Fidelity Advisor Variable Account	• APO-1293-3A • APO-1293-36	• Fidelity VIP Fund III, Growth & Income Portfolio	1/20/97
[Nationwide Variable Account – 9]	• [APO-3416* • APO-3417*]	• [Fidelity VIP III Growth & Income Portfolio – Service Class]	[11/3/97]
[Nationwide VII Separate Account – 4]	• [VLO - *]	• [ " ]	[11/3/97]
*Or other form numbers as may be approved in other states.

AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT AMONG

VARIABLE INSURANCE PRODUCTS FUND III (Formerly Fidelity Advisor Annuity Fund),

FIDELITY DISTRIBUTORS CORPORATION

and

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

This document constitutes and Amendment to the Participation Agreement dated November 22, 1994 (the “Agreement”) among VARIABLE INSURANCE PRODUCTS FUND III (formerly “Nationwide Advisor Annuity Fund”) (the “Fund”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (herein collectively referred to as the “Company”).

The purpose of this Amendment is to allow Service Class shares of the Fund to serve as underlying investment vehicles for products issued through Nationwide Variable Account – 9, Nationwide VLI Separate Account – 4, and Nationwide VL Separate Account – C, segregated assent accounts of the Company, for use in variable annuity contracts and variable life insurance policies, respectively.

For such purpose as listed above, the Fund, the Underwriter and the Company amend the Agreement as follows (see Attachment A):

1.	Section 2.5 of Article II – Representations and Warranties is deleted in its entirety and replaced with the following:

2.5
The Fund may make payments to finance distribution expenses pursuant to Rule 12b-1 under the Investment Company Act of 1940.  To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.	Section 5.1 of Article V – Fees and Expenses is deleted in its entirety and replaced with the following:

5.1
The Fund and the Underwriter may pay a fee to the Company’s affiliated broker-dealer pursuant to a plan or plans pursuant to Rule 12b-1 under the Investment Company Act of 1940 to finance distribution expenses including certain shareholders services for the sale of Fund shares including Service Class Shares.  Such payments may be paid out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.

3.	Schedule A is amended to reflect the addition of the following Contracts, Policies and segregated accounts of the Company:

a)	Variable Annuity Contract Forms APO-3416 and APO-3417 (or such other form numbers as may be approved in other states)
b)	Variable Life Policy Forms VLO-507, NWLA-23, VLO-510, NWLA-30 (or such other form numbers as may be approved in other states)
c)	Nationwide Variable Account – 9, established on May 22, 1997
d)	Nationwide VLI Separate Account – 4, established on December 3, 1987
e)	Nationwide VL Separate Account – C, established on July 22, 1997

4.           The Amendment to Schedule A is attached to and made a part of the Agreement.

5.	The Agreement and any related Service Agreements, as amended, are and shall remain in full force and effect until terminated pursuant to terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 4 to be executed as of the date(s) set forth below:

VARIABLE INSURANCE PRODUCTS FUND III

By:	_____________________________________	Date:	________[12/22/97]____________
[Robert C. Pozen]
Title:                      [Senior Vice President]

FIDELITY DISTRIBUTORS CORPORATION

By:	_____________________________________	Date:	__________[01/05/98]___________
[Kevin J. Kelly]
Title:                      Vice President

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN SCHEDULE A

By:	_____________________________________	Date:	___________[12/5/97]___________
[Joseph P. Rath]
Title:                      Vice President
Product and Market Compliance

Attachment A

Section 1.1 of Article 1 – Sale of Fund Shares is hereby amended by adding the following to the end of such section:

For purposes of this Agreement, all references to shares of the Fund shall include both Service
Class Shares and Initial Class Shares unless otherwise designated.

Schedule A
Accounts, Contract and Portfolios

Variable Accounts	Contracts	Funds	Effective Date
Nationwide Fidelity Advisor Variable Account	• 1293-3A* • 1293-36*
•  Fidelity VIP Fund III, Overseas Portfolio
•  Fidelity VIP Fund III, Growth Opportunities Portfolio
•  Fidelity VIP Fund III, Balanced Portfolio
•  Fidelity VIP Fund III, Government Investment Portfolio
•  Fidelity VIP FUND III, Annuity High Yield Portfolio
•  Fidelity VIP Fund III, Money Market Portfolio
11/22/94
Nationwide Variable Account - II	• APO-1293-3A* • APO-1293-36*	• Growth Opportunities Portfolio	7/14/97
Nationwide Variable Account - 6	• APO-1293-36*	• Growth Opportunities Portfolio	5/1/97
Nationwide VA Separate Account - B	• FHL-463*	• Growth Opportunities Portfolio	7/14/97
Nationwide Variable Account - 9	• APO-3416* • APO-3417*	• Fidelity VIP III Growth & Income Portfolio – Service Class	11/3/97
Nationwide VLI Separate Account - 4	• VLO-407* • NWLA-23*	• Growth Opportunities Portfolio	12/3/87
Nationwide VL Separate Account - C	• VLO-510* • NWLA-30*	• Growth Opportunities Portfolio	7/22/97

*Or other form numbers as may be approved in other states.

AMENDMENT NO. 5 TO FUND PARTICIPATION AGREEMENT AMONG

VARIABLE INSURANCE PRODUCTS FUND III,

FIDELITY DISTRIBUTORS CORPORATION

and

NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

This document constitutes an Amendment to the Participation Agreement dated November 22, 1994 (the “Agreement”) among VARIABLE INSURANCE PRODUCTS FUND III (the “Fund”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (collectively, the “COMPANY”),

The primary purpose of this Amendment is to amend Schedule A to reflect those separate accounts and Contracts of the Company in which the Funds serve as underlying investment options.

The Amendment to Schedule A is attached to and made a part of the Agreement.

The Agreement and any related Service Agreements, as amended, are and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 5 to be executed as of the date(s) set forth below:

VARIABLE INSURANCE PRODUCTS FUND III

By:           _____________________________________                                                                                                           Date:                      _____[3/3/99]_______
Robert C. Pozen
Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:           _____________________________________                                                                                                           Date:                      _____[2/26/99]_______
Kevin J. Kelly
Vice President

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN SCHEDULE A

By:           _____________________________________                                                                                                           Date:                      ______[2/18/99]_______
Joseph p. Rath
Vice President – Office of Product
and Market Compliance

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
Schedule A
Accounts, Contract and Portfolios

Variable Accounts	Contracts	Portfolios**
Nationwide Fidelity Advisor Variable Account	• APO-1293-3A* • APO-1293-36* • APO-3416* • APO-3417*	• VIP III Growth Opportunities Portfolio: Initial and Service Class • VIP III Balanced Portfolio: Initial and Service Class • VIP III Growth & Income Portfolio: Initial and Service Class
Nationwide Variable Account- II	• APO-1293-3A* • APO-1293-36* • APO-2796*	• VIP III Growth Opportunities Portfolio
Nationwide Variable Account- 6	• APO-1293-36* • APO-3366*	• VIP III Growth Opportunities Portfolio
Nationwide Variable Account- 9	• APO-3416* • APO-3417* • APO-3275-8* • APO-3691* • APO-3694*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VA Separate Account- B	• FHL-463*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account-2	• APO-430* • APO-426* • VLO-355* • VLO-510* • NWLA-23* • VLO-275* • VLO-3*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account- 3	• VLO-355* • VLO-275*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account- 4	• VLO-507* • NWLA-23*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VL Separate Account- C	• VLO-510* • NWLA-30*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VL Separate Account- D	• VLO-507*	• VIP III Balanced Portfolio: Service Class • VIP III Growth & Income Portfolio: Service Class • VIP III Growth Opportunities Portfolio: Service Class
*Or other form numbers as may be approved in other states.
**Unless otherwise indicated, reference is to Initial Class Shares of the Portfolio.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III

Addendum No. 1 to Schedule A

Accounts, Contract and Portfolios

Variable Accounts	Contracts	Funds	Effective Date
Nationwide Fidelity Advisor Variable Account	• 1293-3A* • 1293-36*
•  Fidelity VIP Fund III, Overseas Portfolio
•  Fidelity VIP Fund III Growth Opportunities Portfolio
•  Fidelity VIP Fund III, Balanced Portfolio
•  Fidelity VIP Fund III, Government Investment Portfolio
•  Fidelity VIP Fund, III, Annuity High Yield Portfolio
•  Fidelity VIP Fund III, Money Market Portfolio
11/22/94
Nationwide Variable Account – II	• APO-1293-3A* • APO-1293-36*	• Growth Opportunities Portfolio	7/14/97
Nationwide Variable Account - 6	• APO-1293-36*	• Growth Opportunities Portfolio	5/1/97
Nationwide VA Separate Account - B	• FHL-463*	• Growth Opportunities Portfolio	7/14/97
Nationwide Variable Account - 9	• APO-3416* • APO-3417*	• Fidelity VIP III Growth & Income Portfolio – Service Class	11/3/97
Nationwide VLI Separate Account - 4	• VLO-507* • NWLA-30*	• Growth Opportunities Portfolio	12/3/87
Nationwide VL Separate Account - C	• VLO-510* • NWLA-30*	• Growth Opportunities Portfolio	7/22/97
Nationwide VL Separate Account - A	• NWLA-23*	• Growth Opportunities Portfolio	8/14/84
*Or other form numbers as may be approved in other states.

IN WITNESS WHEREOF, the parties hereto cause this Addendum No. 1 to Schedule A to be executed as of the date(s) set forth below:

VARIABLE INSURANCE PRODUCTS FUND III

By:           _____________________________________                                                                                                           Date:                      _______[2/2/98]_______________
[Robert C. Pozen]
Title:                      [Senior Vice President]

FIDELITY DISTRIBUTORS CORPORATION

By:           _____________________________________                                                                                                           Date:                      __________[1/28/98]___________
[Kevin J. Kelly]
Title:                      [Vice President]

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN SCHEDULE A

By:           _____________________________________                                                                                                           Date:                      January 22, 1998
[Joseph P. Rath]
Title:                      Vice President – Product and Market Compliance

AMENDMENT NO. 6 TO FUND PARTICIPATION AGREEMENT AMONG
VARIABLE INSURANCE PRODUCTS FUND III,
FIDELITY DISTRIBUTORS CORPORATION
and
LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

This document constitutes an Amendment to the Participation Agreement dated November 22, 1994 (the “Agreement”) among VARIABLE INSURANCE PRODUCTS FUND III (the “Fund”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (collectively, the “Company”).

The primary purposes of this Amendment are:

•	to add immediate variable annuity contracts (APO-4364) to Nationwide Variable Account-9; and

•	to add Nationwide Variable Account-8 and Nationwide Variable Account-10; each a segregated asset account of Nationwide; and

•	to add the VIP III Mid Cap Portfolio: Service Class to Nationwide VL Separate Account-D.

The Amendment to Schedule A is attached to and made a part of the Agreement.

This Amendment No. 6 shall be effective October 1, 1999.

This Agreement and any related Service Agreements, as amended, are and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 6 to be executed as of  the date(s) set forth below:

VARIABLE INSURANCE PRODUCTS FUND III

By:           ____________________________________                                                                                                           Date:                      __________[10/21/99]__________
[Robert C. Pozen]

FIDELITY DISTRIBUTORS CORPORATION

By:           ____________________________________                                                                                                           Date:                      ___________[10/22/99]_________
[Kevin J. Kelly]

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN SCHEDULE A

By:           ___________________________________                                                                                                               Date:                      ____________[10/18/99]_______
Joseph P. Rath
Vice President – Office of Product
and Market Compliance

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
Schedule A
Accounts, Contract and Portfolios

Variable Accounts	Contracts	Portfolios**
Nationwide Fidelity Advisor Variable Account	• APO-1293-3A* • APO-1293-36* • APO-3416* • APO-3417*
•  VIP III Growth Opportunities Portfolio:
Initial and Service Class
•  VIP III Balanced Portfolio:
Initial and Service Class
•  VIP III Growth & Income Portfolio:
Initial and Service Class
•  VIP III Mid Cap Portfolio: Service Class

Nationwide Variable Account- II	• APO-1293-3A* • APO-1293-36* • APO-2796*	• VIP III Growth Opportunities Portfolio
Nationwide Variable Account- 6	• APO-1293-36* • APO-3366*	• VIP III Growth Opportunities Portfolio
Nationwide Variable Account- 8	• APO-4384*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide Variable Account- 9	• APO-3416* • APO-3417* • APO-3275-8* • APO-3691* • APO-3694* • APO-4364*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide Variable Account- 10	• APO-4446*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VA Separate Account- B	• FHL-463*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account-2	• APO-430* • APO-426* • VLO-355* • VLO-510* • NWLA-23* • VLO-275* • VLO-3*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account- 3	• VLO-355* • VLO-275*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account- 4	• VLO-507* • NWLA-23*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VL Separate Account- C	• VLO-510* • NWLA-30*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VL Separate Account- D	• VLO-507*	• VIP III Balanced Portfolio: Service Class • VIP III Growth & Income Portfolio: Service Class • VIP III Growth Opportunities Portfolio: Service Class • VIP III Mid Cap Portfolio: Service Class
*Or other form numbers as may be approved in other states.
**Unless otherwise indicated, reference is to Initial Class shares of the Portfolio.

AMENDMENT NO. 7 TO FUND PARTICIPATION AGREEMENT AMONG
VARIABLE INSURANCE PRODUCTS FUND III,
FIDELITY DISTRIBUTORS CORPORATION
and
NATIONWIDE LIFE INSURANCE COMPANY and
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

This document constitutes an Amendment to the Participation Agreement dated November 22, 1994 (the “Agreement”) among VARIABLE INSURANCE PRODUCTS FUND III (the “Fund”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (collectively, the “Company”).

The primary purposes of this Amendment are:

•	to add immediate variable annuity contracts (VLO-521) to Nationwide Private Placement Variable Account; and

•	to add Nationwide Private Placement Variable Account; a segregated asset account of Nationwide.

The Amendment to Schedule A is attached to and made a part of the Agreement.

This Amendment No. 7 shall be effective January 4, 2000.

This Agreement and any related Service Agreements, as amended, are and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 7 to be executed as of the date(s) set forth below:

VARIABLE INSURANCE PRODUCTS FUND III

By:           ____________________________________                                                                                                           Date:                      ________[1/05/00]___________
Robert C. Pozen
Senior Vice President
FIDELITY DISTRIBUTORS CORPORATION

By:           ____________________________________                                                                                                           Date:                      _________[1/06/00]___________
Kevin Kelly
Vice President
NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN SCHEDULE A

By:           ___________________________________                                                                                                               Date:                      ________[12/29/99]___________
Joseph P. Rath
Vice President – Office of Product
and Market Compliance

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
Schedule A
Accounts, Contract and Portfolios

Variable Accounts	Contracts	Portfolios**
Nationwide Fidelity Advisor Variable Account	• APO-1293-3A* • APO-1293-36* • APO-3416* • APO-3417*
•  VIP III Growth Opportunities Portfolio:
Initial and Service Class
•  VIP III Balanced Portfolio:
Initial and Service Class
•  VIP III Growth & Income Portfolio:
Initial and Service Class
•  VIP III Mid Cap Portfolio: Service Class

Nationwide Variable Account- II	• APO-1293-3A* • APO-1293-36* • APO-2796*	• VIP III Growth Opportunities Portfolio
Nationwide Variable Account- 6	• APO-1293-36* • APO-3366*	• VIP III Growth Opportunities Portfolio
Nationwide Variable Account- 8	• APO-4384*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide Variable Account- 9	• APO-3416* • APO-3417* • APO-3275-8* • APO-3691* • APO-3694* • APO-4364*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide Variable Account- 10	• APO-4446*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VA Separate Account- B	• FHL-463*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account-2	• APO-430* • APO-426* • VLO-355* • VLO-510* • NWLA-23* • VLO-275* • VLO-3*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account- 3	• VLO-355* • VLO-275*	• VIP III Growth Opportunities Portfolio
Nationwide VLI Separate Account- 4	• VLO-507* • NWLA-23*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VL Separate Account- C	• VLO-510* • NWLA-30*	• VIP III Growth Opportunities Portfolio: Service Class
Nationwide VL Separate Account- D	• VLO-507*	• VIP III Balanced Portfolio: Service Class • VIP III Growth & Income Portfolio: Service Class • VIP III Growth Opportunities Portfolio: Service Class • VIP III Mid Cap Portfolio: Service Class
Nationwide Private Placement Variable Account	• VLO-521*	• VIP III Growth Opportunities Portfolio: Service Class
*Or other form numbers as may be approved in other states.
**Unless otherwise indicated, reference is to Initial Class shares of the Portfolio.

Amendment to Participation Agreement

This Amendment, dated as of May 1, 2002, amends the Participation Agreements, as previously amended (each, an “Agreement”), among Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (“Company”), Fidelity Distributors Corporation (“Underwrite”) and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, and Variable Insurance Products Fund III (each, a “Fund” and collectively, the “Funds”).

WHEREAS, the parties acknowledge that excessive trading by insurance company contract owners, including those of the Company, may adversely affect the Funds, by forcing portfolio managers to take undesirable actions in order to meet redemptions, such as retaining excess cash, selling desirable positions and/or incurring excessive portfolio trading costs; and

WHEREAS, the Funds’ Boards of Trustees have found that the deterrence of excessive trading to be in the best interests of the Funds, and have authorized Underwriter to take appropriate actions, including without limitation the refusal of insurance company purchase orders, to deter excessive trading; and

WHEREAS, the Underwriter has put in place procedures designed to detect and deter excessive trading in all insurance company separate accounts; and

WHEREAS, the Company and the Underwriter have studied various potential solutions for deterring excessive trading, and have agreed to implement R-class shares as an additional measure intent on deterring market timing with relatively minimal disruption to long-term shareholders; and

WHEREAS, each Fund may create and offer one or more classes of shares of certain portfolios, which are subject to redemption fees (“R” classes), and

WHEREAS, Company, on behalf of certain of its Separate Accounts, may elect to purchase R class shares for use in variable annuity or variable life insurance products issued by Company;

NOW, THEREFORE, the parties hereby agree as follows:

1.           The first sentence of section 1.1 is amended to read as follows:

Subject to the provisions of Sections 1.2 and 2.13, the Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund.

2.           Section 1.4 is replaced in its entirety with the following:

1.4           The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 and, in the event such insurance company purchase R class shares, Sections 2.12 and 2.13, of this Agreement is in effect to govern such sales.

3.           Section 2.5 is replaces in its entirety with the following:

2.5           (A) With respect to Initial Class and Initial Class R shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future.  The Fund has adopted a “no fee” or “defensive” Rule 12b-1 Plan under which it makes no payments for distribution expenses.  To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(b) With respect to Service Class, Service Class 2, Service Class R and Service Class 2 R shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses.  The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fun and that any changes to the Fund’s Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

4.           Sections 2.12 and 2.13 are added:

2.12.  The Company represents and warrants that it will enforce and administer the short-term redemption fee (for purposes of Section 2.12, “the fee”) applicable to R class shares in accordance with the fee structure described in the Fund’s then-current SEC registration statement.  The Distributor shall provide Company with commercially reasonable advance written notice of any change in the fee structure.  In addition to, and with limiting, the provisions of this Agreement concerning books and records contained in Section 12.6, books and records maintained by the Company with respect to the calculation and administration of the fee shall be the books and records of the Fun and shall be made available to the Fund immediately upon request by the Fun, the Fund’s transfer agent and/or its auditors in order for the Fund to conduct due diligence reviews or to comply with regulatory examination requirements.  The Company further represents and warrants that it will periodically remit to the Fund, or to the Fund’s transfer agent, such information as the Fund or the Fund’s transfer agent may require in order to fulfill its obligations with respect to the administration of the fee, and will also wire to the Fund the amount of the fee attributable to transactions included in the period for which the information is provided.  The Company or the Underwriter or their affiliates may make arrangements to pay the fee on behalf of Contract owners making certain redemptions or terminal redemptions deemed unlikely to result in or from market timing activities (“Covered Redemptions”), so long as the Fund receives the fee and the parties comply with all other provisions of this Agreement.  The parties agree to cooperate with each other so that within a reasonable time after the execution of this Agreement the information furnished by the Company pursuant to this section 2.12 will be provided in an automated format acceptable to the Fund or the Fund’s transfer agent.  A description of the fee, and examples indicating its application, are included in Schedule D, attached, which may be modified in the Fund’s sole discretion upon written notice to the Company.  The company further represents and warrants that it will include in the Disclosure Document (as defined in Section 3.1 below) for each Contract the disclosure language substantially as set forth in then-current Schedule D with respect to the fee.

2.13.  The Company represents and warrants that it will use its best efforts to discourage market timing and other disruptive trading activity by third parties with power to act on behalf of multiple contract owners and by individual contract owners.  Company further represents and warrants that any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instructions from person that engage in market timing or other disruptive trading activity.

5.           The second sentence of section 10.2 is amended to read as follows:

Specifically, and without limitation except for limitations imposed under Sections 1.2 and 2.13, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon making of additional purchase payments under the Existing Contracts.

6.           Schedule A is replaced in its entirety with revised Schedule A.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date indicated above.

Nationwide Life Insurance Company

By:           _______________________
Name:      ___[John M. Davis]_______
Title:        ___[VP-Financial Operations]

Fidelity Distributors Corporation                                                                      Variable Insurance Products Fund
Variable Insurance Products Fund II
Variable Insurance Products Fund III

By:           ______________________                                                                         By:           ________________________
Name:                      Mike Kellogg                                                                                     Name:                      Maria Dwyer
Title:                      Executive Vice President                                                                   Title:                      Treasurer

SCHEDULE D

R CLASS SHARES’ SHORT TERM REDEMPTION FEE
METHODOLOGY, REQUIRED DISCLOSURE AND EXAMPLES

1.  Methodology and Required Disclosure.  The following language both describes the operation of the R class shares’ short-term redemption fee and serves as a model for the disclosure the Company must include in the prospectus or other offering documents(s) for the Contract(s).  Differences in the operational aspects of Contracts may require different disclosure, but pursuant to Section 2.12 of the Agreement, all disclosure must be approved in writing by the Fund or the Fund’s designee.

A Contract owner (or a person who succeeds to the owner’s rights after the owner’s death) who chooses to redeem an interest in a separate account (or subaccount of a separate account) that invests in R class shares will be subject to a 1.00% short-term trading fee if and to the extent that the interest in the separate account (or subaccount, as appropriate) has been held for less than 60 days.  For this purpose, interests held longest will be treated as being redeemed first and interests held shortest as being redeemed last.

Redemption from a separate account may, but does not necessarily, mean a withdrawal from a variable contract.  It includes all transactions, such as transfers among subaccounts, initiated at the request of a Contract owner (or the owner’s successor).  The fee applies both to one-time transactions and to periodic transactions, such as automatic rebalancing.  In the event that the Company or the Underwriter or their affiliate(s) have made arrangements to pay the fee on behalf of Contract Owners making certain Covered Redemptions, the fee shall still apply but the Company’s Disclosure Documents may indicate that the fee will not be charged to Contract Owners in the event of such redemptions.

The fee will not apply to redemptions made to generate money to pay the Company its mortality and expense risk fee or other charges under a Contract.  The fee will also not apply to redemptions made to generate money to make scheduled annuity income payments for Contracts no longer in the deferral stage (i.e. Contracts that are either immediate annuities or deferred annuity Contracts with have been annuitized), or to any other transactions designated in writing by the Fund as exempt.

2.	Examples: Annuity Contracts in Accumulation Phase and Variable Life Insurance Policies

A.	Contract owner purchases a Contract on Day One and purchase 100 units of a subaccount that invests in R class shares.  On Day 58, Contract owner transfers money within the contract by redeeming 50 units from the subaccount.  The value of those 50 units at the time of transfer is $500.

The fee applies to the entire amount transferred.  The fee is $5 (1% of $500).

B.           Contract Owner purchases a Contract on Day One and purchases 100 units of a subaccount that invests its R class shares.  On Day 50 Contract owner purchase an additional 50 units of the same subaccount.  On Day 65 Contract Owner redeems 125 units at $10 each in order to transfer the proceeds to another subaccount.

The first step is to determine which units are redeemed.  Using the first in, first out rule, all 100 units purchased on Day One are redeemed, and 25 of the 50 units purchased on Day 50 are redeemed.  The 100 units purchased on Day One are not subject to the redemption fee, but the 25 units purchased on Day 50 are subject to the fee.  The value of the units subject to the redemption fee is $250 (25 units at $10 per unit).  The redemption fee is $2.50 (1% of $250).

3.           Examples: Annuity Contracts in Payout Phase (applies equally to annuitized deferred contracts and immediate annuities).

A.  On Day One, Contract Owner allocates all of variable annuity income to the Subaccount that invests in R class shares.  On Day 58, Contract Owner makes a full withdrawal of withdrawal value.  The withdrawal value immediately before the reallocations is $50,000.

The fee applies to the entire amount reallocated.  The fee is $500 (1% of $50,000).

B.  On Day One, the Contract Owner allocates half of the Purchase Payment to a Subaccount that invests in R class shares.  On day 50 Contract Owner allocates the remainder of his variable annuity income to the same Subaccount.  On Day 65 the withdrawal value in a Subaccount is $50,000 and Contract Owner withdraws 80% of the withdrawal value from that Subaccount.  Immediately before the redemption the withdrawal value in the Subaccount attributable to the original allocation is $30,000 and the withdrawal value is the Subaccount attributable to the subsequent allocation is $20,000.

The first step is to determine how much of the withdrawal value is subject to the fee.  Contract Owner reallocated $40,000 of withdrawal value (80% of the total withdrawal value of $50,000).  Using the first in, first out rule, all $30,000 of withdrawal value that relates to the original allocation is redeemed, and $10,000 of the subsequent allocation is redeemed.  The $30,000 of withdrawal value associated with the original allocation is not subject to the redemption fee because the original allocation has been maintained in the Subaccount for 60 days or longer, but the $10,000 of the reallocation attributable to the subsequent allocation is subject to the fee because it has been maintained in the Subaccount for less than 60 days.  Since the withdrawal value in the Subaccount subject to the fee has a value of $10,000 at the time of the subsequent reallocation, the redemption fee is $100 (1% of $10,000).

C.  On Day One, Contract Owner allocates all of his variable annuity income to a Subaccount that invests in R class shares.  On Day 58 Contract Owner changes his entire allocation of variable annuity income to another Subaccount.  The value of periodic annuity income in the first Subaccount immediately before the reallocation is $500.

D.  On Day One, Contract Owner allocates half of the Purchase Payment to a Subaccount that invests in R class shares.  On Day 50 Contract Owner allocates the remainder his variable annuity income to the same Subaccount.  On Day 65 the value of annuity income in the Subaccount is $500, and Contract Owner reallocates 80% of his variable annuity income to another Subaccount.  Immediately before the redemption $300 of variable annuity income from the Subaccount comes from the original allocation and $200 from the subsequent allocation.

The first step is to determine how much of the variable annuity income is subject to the fee.  Contract Owner reallocated $400 of variable annuity income (80% of the $500).  Using the first in, first out rule, all $300 of variable annuity income that related to the original allocation is redeemed, and $100 of variable annuity income from the subsequent allocation is redeemed.  The $300 of income associated with the original allocation is not subject to the redemption fee because the original allocation has been maintained in the Subaccount for 60 days or longer, but the $100 of income attributable to the subsequent allocation is subject to the fee because it has been maintained in the Subaccount for less than 60 days.

Since the income in the Subaccount subject to the fee has a value of $100 at the time of the subsequent reallocation, variable annuity income is reduced by $1 (1% of $100).  Company remits to the Fund the amount that was invested in the Fund immediately prior to the reallocation attributable to the $1 of income.

AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT AMONG
VARIABLE INSURANCE PRODUCTS FUND III,
FIDELITY DISTRIBUTORS CORPORATION
and
NATIONWIDE LIFE INSURANCE COMPANY and
NATIONWIDE LIFE and ANNUITY INSURANCE COMPANY

This document constitutes an Amendment to the Participation Agreement dated November 22, 1994 (the “Agreement”) among VARIABLE INSURANCE PRODUCTS FUND III (the “Fund”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter), and NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE and ANNUITY INSURANCE COMPANY (collectively, the “Company”).

The primary purpose of this Amendment is:

To Amend Schedule A of the Agreement and replace it with the Amended Schedule A attached hereto.

This Amendment No. 9 shall be effective May 1, 2003.

The Agreement and any related Service Agreements, as amended, are and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 9 to be executed:

NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIOUS ACCOUNTS SET FORTH IN SCHEDULE A

By:           _________________________
Name:      __[William G. Goslee]_______
Title:        __[VP Investment & Advisory Services]

VARIABLE INSURANCE PRODUCTS FUND III

By:           _________________________
Name:      ___[Maria Dwyer]__________
Title:        ___[Treasurer]____________

FIDELITY DISTRIBUTORS CORPORATION

By:           _________________________
Name:      ____[D Holborn]___________
Title:        ____[Executive Vice President]

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
SCHEDULE A
Accounts, Contracts, and Products

Variable Accounts	Contracts*	Products
Nationwide Variable Account- II	• APO-1293-3A • APO-1293-36 • APO-2796 • APO-6302 • APO-6282 • APO-6317	• BOA IV Annuity • BOA Vision • NEBA • BOA Future II Annuity • BOA All American Gold Annuity • BOA Achiever Annuity • BOA Future Venue • BOA Exclusive Venue • BOA Elite Venue • BOA Choice Venue II
Nationwide Variable Account- 6	• APO-1293-36 • APO-3366	• Evergreen Ultra Advantage
Nationwide Variable Account- 7	• APO-1293-3A • APO-1293-36 • APO-3416 • APO-3417	• Nationwide Classic • Nationwide Select • BOA All American Annuity
Nationwide Variable Account- 8	• APO-4384	• Vision NY (Citibank) • Vision Plus
Nationwide Variable Account- 9	• APO-3416 • APO-3417 • APO-4364	• Future • BOA Choice/Venue • BOA Vision II • BOA V • Exclusive II • BOA American’s Income Annuity • BOA Elite Pro LTD • BOA Elite Pro Classic
Nationwide Variable Account- 10	• APO-4446	• BOA InvestCare
Nationwide VA Separate Account- B	• FHL-463	• BOA Exclusive
Nationwide VLI Separate Account-2	• APO-430 • APO-426 • VLO-355 • VLO-510 • NWLA-23 • VLO-275 • VLO-3	• BOA SPVL • BOA Multiple Pay • BOA FPVUL • BOA MSPVL • BOA Last Survivor
Nationwide VLI Separate Account- 3	• VLO-355 • VLO-275	• Multi-Flex FPVUL
Nationwide VLI Separate Account- 4	• VLO-507 • NWLA-23	• BOA Next Generation FPVUL • BOA COLI Future NWL • BOA Last Survivor Future • BOA MSPVL Future • BOA Last Survivor III • BOA Advantage FPVUL • BOA Protection FPVUL • BOA Protection Last Survivor
Nationwide VL Separate Account- C	• VLO-510 • NWLA-30	BOA COLI Future NLAIC
Nationwide VL Separate Account- D	• VLO-507	• BOA Private Client CVUL
Nationwide Private Placement Variable Account	• VLO-521	• Private Placement
*Or other form numbers as may be approved in other states.

Amendment to Participation Agreements

This Amendment, dated as of  May 1, 2005, amends the Participation Agreements (“Agreement”) dated as of  5/1/88, 7/15/89 and 11/22/94 among Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company  (“Nationwide ”), Fidelity Distributors Corporation (“Underwriter”) and Variable Insurance Products Fund, Variable Insurance Products Fund II, and Variable Insurance Products Fund III (each, a “Fund” and collectively, the “Funds”).

WHEREAS, Variable Insurance Products Fund IV (VIP IV), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, through the Underwriter, makes available shares of certain of its series (“Portfolios”) to separate accounts of participating insurance companies on terms and conditions similar to those of the Funds, and

WHEREAS, Nationwide , on behalf of certain of its Separate Accounts, desires to purchase and redeem shares of certain VIP IV Portfolios on such terms and conditions;

NOW, THEREFORE, the undersigned parties hereby agree as follows:

1.           Nationwide , the Underwriter, the Funds and VIP IV all agree that VIP IV shall be added to the Agreements as an additional Fund party.  Nationwide, the Underwriter and VIP IV hereby adopt the provisions of the Agreement as though set forth herein.  Without limiting the foregoing, the parties each expressly adopt Article A of the Agreement, as follows:

Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though Nationwide  and the Distributor had executed a separate, identical form of participation agreement with each Fund.  No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

2.
The parties agree that they will negotiate in good faith to consolidate the existing Agreements into a Master Participation Agreement to cover  the Portfolios offered through VIP, VIP II, VIP III and VIP IV.

All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date indicated above.

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company

By:           ________________________
Name:      __[William G. Goslee]______
Title:        __[Vice President]_________

Fidelity Distributors Corporation                                      Variable Insurance Products Fund
Variable Insurance Products Fund II
Variable Insurance Products Fund III
Variable Insurance Products Fund IV

By:           ________________________                                                              By:           ________________________
Name:      _____[W. Loehning]_______                                                                Name:       ____[Christine Reynolds]___
Title:        _____[Ex. VP]____________                                                                Title:         _____[Treasurer, SVP]_____

May 16, 2007

Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, Ohio  43215

Re:           Participation Agreement among Variable Insurance Products Fund (“Fund I”),
Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company
(the “Company”), dated May 1, 1988, as amended (Participation Agreement I”);
and

Participation Agreement among Variable Insurance Products Fund II (“Fund II”),
The Underwriter and the Company, dated July 15, 1989, as amended
(“Participation Agreement II”); and

Participation Agreement among Variable Insurance Products Fund IV (“Fund
IV”), the Underwriter and the Company, dated May 1, 2005, as amended
(Participation Agreement IV”).

Dear Sir or Madam:

The Company, the Underwriter, and Fund I, Fund II, and Fund IV respectively, are parties to the above-referenced Participation Agreements (Fund I, Fund II and Fund IV are referred to as the “Current Funds”).  As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the “Affected Portfolios”) for administration purposes.  In connect with this reorganization, the Affected Portfolios will be moved into corresponding “shell” portfolios of a new Variable Insurance Products Fund V (“Fund V”).  A lit of all of the Affected Portfolios in Fund I, Fund II and Fund IV covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for you consent to (1) the amendment of each Participation Agreement to add Fund V as a “Fund” party under the terms of each Participation Agreement (the “Amendment”); and (2) the assignment of all of each Current Fund’s rights, benefits and obligations under each Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the “Assignment”).  Each Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.  The Amendment will also add the following clarifying language to each Participation Agreement as a new Article A of the Agreement:

This Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund.  No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.
Your signature below will indicate the Company’s consent to the Amendment and Assignment of each Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter.  If for some reason we have not obtained your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreements, we will deem the Company to have consented to each Amendment and Assignment.  Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By:           ________________________________
Name:  William Loehning
Title:  Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND IV and
VARIABLE INSURANCE PRODUCTS FUND V

By:           _________________________________
Name:  Kimberly Monasterio
Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of each Participation
Agreement as of this _____ day of _____________ 2007:

NATIONWIDE LIFE INSURANCE COMPANY AND
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:           __________________________
Name:
Title:

Please keep one copy and return the other to:
Sharon Salter, Director, Contracts Management
Fidelity Investments
100 Salem Street, O2N
Smithfield, RI  02917

EXHIBIT A

AFFECTED PORTFOLIOS                                                                               FUND V PORTFOLIOS

Variable Insurance Products Fund                                                                 Variable Insurance Products Fund V

Money Market Portfolio                                                                                     Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio                                                                                     Asset Manager Portfolio
Asset manager: Growth Portfolio                                                                       Asset manager: Growth Portfolio
Investment Grade Bond Portfolio                                                                       Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio                                                                                Freedom Income Portfolio
Freedom 2005 Portfolio                                                                                     Freedom 2005 Portfolio
Freedom 2010 Portfolio                                                                                     Freedom 2010 Portfolio
Freedom 2015 Portfolio                                                                                     Freedom 2015 Portfolio
Freedom 2020 Portfolio                                                                                     Freedom 2020 Portfolio
Freedom 2025 Portfolio                                                                                     Freedom 2025 Portfolio
Freedom 2030 Portfolio                                                                                     Freedom 2030 Portfolio
FundsManager 20% Portfolio                                                                         FundsManager 20% Portfolio
FundsManager 50% Portfolio                                                                         FundsManager 50% Portfolio
FundsManager 70% Portfolio                                                                         FundsManager 70% Portfolio
FundsManager 85% Portfolio                                                                         FundsManager 85% Portfolio
Strategic Income Portfolio                                                                               Strategic Income Portfolio